Exhibit 4.4

NEITHER THIS SECURITY NOR THE SECURITIES AS TO WHICH THIS SECURITY MAY BE EXERCISED HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

WARRANT

WARRANT NUMBER: EZRG-W-2022-001

ISSUANCE DATE: JUNE 7, 2022

NUMBER OF WARRANTS: 810,384

EZRAIDER CO.

(a Florida corporation)

[This Warrant Will Be Void

After 5:00 P.M. Pacific Time On January 8, 2026]

THIS WARRANT (this “Warrant”) certifies that, for value received, the individual or entity defined in the signature block hereto or their registered assigns (the “Holder” or “Holders”), is entitled, subject to the terms set forth below, to purchase from EZRaider Co. (the “Company”) such number of shares (the “Shares”) of the Company’s common stock, $0.0001 par value per share (“Common Stock”) as defined in the signature block, exercisable at $2.50 dollars US (USD $2.50) per share (the “Exercise Price”), subject to adjustment hereunder. This Warrant may be exercised any time after issuance through and including January 8, 2026 (the “Expiration Date”), subject to the following terms and conditions set out in this Warrant, unless otherwise accelerated. On the Expiration Date, the Warrant shall automatically become void and of no further force or effect, and all rights represented hereby shall cease and expire

Subject to the terms set forth herein, this Warrant may be exercised or assigned by the Holder in whole or in part by execution of the respective form attached hereto as Exhibit A and payment of the Exercise Price, all subject to the terms hereof.

1.           Exercise of Warrants. On the exercise of all or any portion of this Warrant in the manner provided above, the Holder exercising the same shall be deemed to have become a Holder of record of the Shares as to which this Warrant is exercised for all purposes, and certificates for the securities so purchased shall be delivered to the Holder within a reasonable time, but in no event longer than 10 days after this Warrant shall have been exercised as set forth above. If this Warrant shall be exercised in respect to only a part of the Shares covered hereby, the Holder shall be entitled to receive a similar Warrant of like tenor and date covering the number of Shares with respect to which this Warrant shall not have been exercised. No fractional shares will be issued upon the exercise of a Warrant. If the holder of a Warrant would be entitled to receive a fraction of a share upon any exercise of a Warrant, the Company shall, upon such exercise, round down to the nearest whole number the number of shares to be issued to such holder.

(a) Payment Instruction. Payment upon exercise may be made at the written option of the Holder either by cash, wire transfer or by certified or official bank check payable to the order of the Company equal to the applicable aggregate purchase price, for the number of Shares specified in the Notice of Election (as such exercise number shall be adjusted to reflect any adjustment in the total number of Shares issuable to the Holder per the terms of this Warrant) and the Holder shall thereupon be entitled to receive the number of duly authorized, validly issued, fully-paid and non-assessable Shares determined as provided herein.

(b) Holder’s Limitation on Exercises. The Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Holder (together with the Holder’s

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Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates (such Persons, “Attribution Parties”), would beneficially own in excess of 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon exercise of this Warrant held by the Holder of total determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of the provision to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and Regulation 13D-G thereunder, except as otherwise provided in clause (1) of such provision, provided , further, however, that the limitations on exercise may be waived by the Company upon notice to the Holder in writing.

2.           Cashless Exercise.

(a)                 In the event that there is no effective registration statement registering the Warrant Shares, or no current prospectus available for the resale of the Warrant Shares by the Holder, then this Warrant may also be exercised at the Holder’s election, in whole or in part, at such time by means of a “cashless exercise”. In such event, the Holder shall surrender this Warrant to the Company, together with a notice of cashless exercise, a form of which is attached hereto as Exhibit B, and the Company shall issue to the Holder the number of Warrant Shares determined as follows:

X = Y (A-B)/A

where:

X = The number of Warrant Shares to be issued to the Holder.

Y = The number of Warrant Shares with respect to which this Warrant is being exercised.

A = The average closing price of Common Stock for the five (5) trading days immediately prior to the Date of Exercise.

B = The Exercise Price.

(b)               Any exercise of this Warrant shall be subject to a maximum aggregate issuance cap of 1,100,000 Common Stock Shares (“Maximum Aggregate”). In no event and under no circumstance regardless of any breach, default, dilution protection, price adjustments, or other provision set forth herein or any other ancillary agreement between Holder and Company shall this Warrant result in the issuance of any common stock shares in excess of the Maximum Aggregate amount of common stock shares.

(c)               For purposes of Rule 144 of the Act, it is intended, understood and acknowledged that the Warrant Shares issued in a cashless exercise transaction shall be deemed to have been acquired by the Warrant Holder, and the holding period for the Warrant Shares shall be deemed to have been commenced, on the Issuance Date.

3.           Assignment of Warrants. In the event this Warrant is assigned in the manner provided herein, the Company, upon request and upon surrender of this Warrant by the Holder at the principal office of the Company accompanied by payment of all transfer taxes, if any, payable in connection therewith, shall transfer this Warrant on the books of the Company. If the assignment is in whole, the Company shall execute and deliver a new Warrant or Warrants of like tenor to this Warrant to the appropriate assignee expressly evidencing the right to purchase the aggregate number of Shares purchasable hereunder; and if the assignment is in part, the Company shall execute and deliver to the appropriate assignee a new Warrant or Warrants of like tenor expressly evidencing the right to purchase the portion of the aggregate number of Shares as shall be contemplated by any such agreement, and shall concurrently execute and deliver to the Holder a new Warrant of like tenor to this Warrant evidencing the right to purchase the remaining portion of the Shares purchasable hereunder that have not been transferred to the assignee.

4.           Fully Paid Shares. The Company covenants and agrees that the Shares that may be issued on the exercise of this Warrant will, on issuance pursuant to the terms of this Warrant, be fully paid and non-assessable, free from all taxes, liens, and charges with respect to the issue thereof, and not issued in violation of the preemptive or similar right of any other person. The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will have authorized and reserved a sufficient number of Shares of Common Stock to provide for the exercise of the rights represented by this Warrant.

5.           Call Provision; Acceleration of Expiration Date. Upon the closing an acquisition of 100% of D.S Raider Ltd., a company incorporated under the laws of Israel, if at any time after the Issuance Date, for each of 30 consecutive Trading Days (the “Measurement Period”), the closing trading price of the Company’s Common Stock on the OTC

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Markets (OTCQX) or its then principal trading market exceeds $6.00 per Common Stock share (subject to adjustment for forward and reverse stock splits, recapitalizations, stock dividends and the like as set forth in Section 6), then the Company may, in its sole discretion, call for the exercise of this Warrant in its entirety (“Call Right”). To exercise the Call Right, the Company must deliver to the Holder an irrevocable written notice (a “Call Notice), substantially in the form attached as Exhibit B, indicating that the provisions of this Section of the Warrant have been satisfied, and that the Holder accordingly must exercise all, or a portion, of this Warrant prior to the Call Date, as defined below. Such Call Notice shall include language notifying Holder that failure to comply with the Call Notice shall result in the forfeit and cancellation of any unexercised Shares granted to Holder hereunder. If the conditions set forth above for such Call Notice are met and the Holder has not exercised all of the Shares exercisable under this Warrant by delivering a Notice of Exercise and payment therefor to the Company within 90 Trading Days after the date the Call Notice is received by the Holder (such date and time, the “Call Date”), then the Warrants for which a Notice of Exercise shall not have been received by the Call Date will be cancelled at 5:00 p.m. (Pacific Standard Time) on the Call Date. In furtherance thereof, the Company covenants and agrees that it will honor all Notices of Exercise with respect to the Shares subject to a Call Notice that are tendered through 5:00 p.m. (Pacific Standard Time) on the Call Date. Notwithstanding anything to the contrary set forth in this Warrant, the Company may not deliver a Call Notice or require the cancellation of this Warrant (and any such Call Notice shall be void), unless, from the beginning of the Measurement Period through the Call Date, (1) the Company shall have honored in accordance with the terms of this Warrant all Notices of Exercise delivered by 5:00 p.m. (Pacific Standard Time) on the Call Date, and (2) there is a sufficient number of authorized shares of Common Stock for issuance of all Shares under this Warrant, and (3) the issuance of the Shares shall not cause a breach of any provision of this Warrant.

6.           Adjustment of Exercise Price and Number of Shares.

(a)         Adjustment of Exercise Price and Number of Shares. The number of Shares purchasable on the exercise of this Warrant and the Exercise Price shall be adjusted appropriately from time to time as follows:

(i)          In the event the Company shall declare a dividend or make any other distribution on any capital stock of the Company payable in Common Stock, rights to purchase Common Stock, or securities convertible into Common Stock, or shall subdivide its outstanding shares of Common Stock into a greater number of shares or combine such outstanding stock into a smaller number of shares, then in each such event, the number of Shares subject to this Warrant shall be adjusted so that the Holder shall be entitled to purchase the kind and number of Shares of Common Stock or other securities of the Company that it would have owned or have been entitled to receive after the happening of any of the events described above, had such Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto; an adjustment made pursuant to this subsection (a) shall become effective immediately after the effective date of such event retroactive to the record date for such event.

(ii)         No adjustment in the number of Shares purchasable hereunder shall be required unless such adjustment would require an increase or decrease of at least 1% in the number of Shares purchasable on the exercise of this Warrant; provided, however, that any adjustments that by reason of this subsection (a) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

(iii)        Whenever the number of Shares purchasable on the exercise of this Warrant is adjusted, as herein provided, the Exercise Price payable on exercise shall be adjusted by multiplying the Exercise Price immediately prior to such adjustment by a fraction, the numerator of which shall be the number of Shares purchasable on the exercise of this Warrant immediately prior to such adjustment and the denominator of which shall be the number of Shares so purchasable immediately thereafter.

(iv)        Whenever the number of Shares purchasable on the exercise of this Warrant or the Exercise Price of such Shares is adjusted, as herein provided, the Company shall cause to be promptly mailed by first class mail, postage prepaid, to the Holder of this Warrant notice of such adjustment or adjustments and shall deliver a resolution of the board of directors of the Company setting forth the number of Shares purchasable on the exercise of this Warrant and the Exercise Price of such Shares after such adjustment, setting forth a brief statement of the facts requiring such adjustment, together with the computation by which such adjustment was made. Such resolution, in the absence of manifest error, shall be conclusive evidence of the correctness of adjustment.

(v)         All such adjustments shall be made by the board of directors of the Company, which shall be binding on the Holder in the absence of demonstrable error.

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(b)          No Adjustment in Certain Cases. No adjustments shall be made in connection with:

(i)          the issuance of any Shares on the exercise of this Warrant;

(ii)         the exercise or conversion of any rights, options, warrants, or convertible securities containing the right to purchase or acquire Common Stock;

(iii)        the issuance of additional Shares or other securities on account of the anti-dilution provisions contained in or relating to this Warrant or any other option, warrant, or right to acquire Common Stock;

(iv)        the purchase or other acquisition by the Company of any shares of Common Stock, evidences of its indebtedness or assets, or rights, options, warrants, or convertible securities containing the right to subscribe for or purchase Common Stock; or

(v)         the sale or issuance by the Company of any shares of Common Stock, evidences of its indebtedness or assets, or rights, options, warrants, or convertible securities containing the right to subscribe for or purchase Common Stock or other securities pursuant to options, warrants, or other rights to acquire Common Stock or other securities.

7.           Piggyback and Demand Registrations.

(a)          Piggyback Registrations. The Company will notify Holder in writing at least ten (10) days prior to filing any registration statement under the Securities Act for purposes of effecting a public offering of securities of the Company and will afford Holder an opportunity to include in such registration statement all or any part of the Common Stock then held by Holder. Holder desiring to include in any such registration statement all or any part of the Common Stock held by Holder will, within ten (10) days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice will inform the Company of the number of Common Stock Holder wishes to include in such registration statement. If Holder decides not to include all of its Common Stock in any registration statement thereafter filed by the Company, Holder will nevertheless continue to have the right to include any Common Stock in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

(b)          Underwriting. If a registration statement under which the Company gives notice under this Section 7 is for an underwritten offering, then the Company will so advise the Holder. In such event, the right of Holder’s Common Stock to be included in a registration pursuant to this Section 7 will be conditioned upon Holder’s participation in such underwriting and the inclusion of Holder’s Common Stock in the underwriting to the extent provided herein. Holder proposing to distribute their Common Stock through such underwriting will enter into an underwriting agreement in customary form with the managing underwriter or underwriter(s) selected for such underwriting. Notwithstanding any other provision of this Agreement, if the managing underwriter(s) determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may exclude shares from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting will be allocated, first, to the Company, and second, to the Holder requesting inclusion of his Common Stock in such registration statement on a pro rata basis. If any Holder disapproves of the terms of any such underwriting, Holder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least ten (10) business days prior to the effective date of the registration statement. Any Common Stock excluded or withdrawn from such underwriting will be excluded and withdrawn from the registration.

(c)          One Time Demand Registration. In addition to the registration rights in this Section 7(a) and (b) above, if the Company qualifies for the use of Form S-3 or any similar registration form then in force, the Company shall on one occasion, at its expense, and at the request of the Holder of this Warrant, file a registration statement on such form covering Shares applicable to the exercise of this Warrant on behalf of such Holder or Holders.

8.           Notice of Certain Events. In the event of:

(a)          any taking by the Company of a record of the holders of any class of securities of the Company for the purpose of determining the holders thereof who are entitled to receive any dividends or other distribution, or any right to subscribe for, purchase, or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other rights;

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(b)          any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, or any transfer of all or substantially all of the assets of the Company to any other person, or any consolidation, share exchange, or merger involving the Company; or

(c)          any voluntary or involuntary dissolution, liquidation, or winding up of the Company, the Company will mail to the Holder(s) of this Warrant, at least 20 days prior to the earliest date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution, or right; the amount and character of such dividend, distribution, or right; or the date on which any such reorganization, reclassification, transfer, consolidation, share exchange, merger, dissolution, liquidation, or winding up of the Company will occur and the terms and conditions of such transaction or event.

9.           Disposition of Warrants or Shares. Each registered owner of this Warrant, by acceptance hereof, agrees for itself and any subsequent owner(s) that, before any disposition is made of any Warrants or Shares of Common Stock, the owner(s) shall give written notice to the Company describing briefly the manner of any such proposed disposition. No such disposition shall be made unless and until the Company has received written assurances from the proposed transferee confirming a factual basis for relying on exemptions from registration under applicable federal and state securities laws for such transfer or an opinion from counsel for the Holder(s) of the Warrants or Shares stating that no registration under the Securities Act or applicable state statute is required with respect to such disposition.

10.         Limitation of Transfer. Subject to the restrictions set forth in paragraph 7 hereof, this Warrant is transferable at the offices of the Company. On such transfer, every Holder hereof agrees that the Company may deem and treat the registered Holder(s) of this Warrant as the true and lawful owner(s) thereof for all purposes, and the Company shall not be affected by any notice to the contrary.

11.         Restricted Securities. The Holder acknowledges that this Warrant is, and that the Shares issuable on exercise hereof will be, “restricted securities” as that term is defined in Rule 144 promulgated under the Securities Act. Accordingly, this Warrant must be taken for investment purposes and held indefinitely. Likewise, any Shares issued on exercise of this Warrant must be taken for investment and held indefinitely and may not be resold unless such resale is registered under the Securities Act and/or comparable state securities laws or unless an exemption from such registration is available. A legend to the foregoing effect shall be placed conspicuously on the face of all certificates for Shares issuable on exercise of this Warrant.

12.         Governing Law. This Warrant shall be construed under and be governed by the laws of the state of Washington.

13.         Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the notice provisions of the Holder’s Subscription Agreement, pursuant to which this Warrant was acquired and the Company’s resulting Warrant Register. The Company shall give written notice to the Holder (i) reasonably promptly following any adjustment of the Exercise Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment, (ii) within 30 days of an Acceleration of Expiration Date as set forth in Section 2 herein, or within 20 days as set forth below for certain events. Notice so mailed shall be deemed to have been given on the fifth (5th) business day after deposit in a post office or public letter box. Notice transmitted by a form of recorded telecommunication or delivered personally shall be deemed given on the day of transmission or personal delivery, as the case may be. Any party may from time to time notify the other in the manner provided herein of any change of address which thereafter, until change by like notice, shall be the address of such party for all purposes hereof.

14.         Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice Holder’s rights, powers or remedies, notwithstanding the fact that all rights hereunder terminate on the Termination Date. If the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

15.         Remedies. Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

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16.         Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of all Holders of this Warrant from the Initial Exercise Date through the Termination Date, and shall be enforceable by any such Holder or holder of Warrant Shares.

17.         Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

18.         Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

19.         Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

20.         Loss, Theft, Destruction, or Mutilation. Upon receipt by the Company of reasonable evidence of the ownership of and the loss, theft, destruction, or mutilation of this Warrant, the Company will execute and deliver, in lieu thereof, a new Warrant of like tenor.

21.         Taxes. The Company will pay all taxes in respect of the issue of this Warrant or the Shares issuable upon exercise thereof.

DATED this 7th day of June, 2022.

EZRAIDER CO.

By: /s/ Moshe Azarzar

Moshe Azarzar, CEO

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EXHIBIT A

Notice of Exercise

(to be signed only upon exercise of Warrant)

TO:        EZRAIDER CO.

The undersigned, the owner of the attached Warrant, hereby irrevocable elects to exercise the purchase rights represented by the Warrant for, and to purchase thereunder,__________________shares of Common Stock of EZRAIDER CO., and herewith makes payment of $____________________ therefore. ([__] I am electing to use a cashless exercise pursuant to the terms of the Warrant) Please issue the shares of Common Stock as to which this Warrant is exercised in accordance with the instructions set forth below and, if the Warrant is being exercised with respect to less than all of the Shares to which it pertains, prepare and deliver a new Warrant of like tenor for the balance of the Shares purchasable under the attached Warrant.

DATED this ___ day of ___________, 20__.

The undersigned requests that certificates for the shares of Common Stock issuable upon this exercise be issued in the name of:

Name:
Taxpayer ID:
Address:

If the number of shares of Common Stock issuable upon this exercise shall not be all of the shares of Common Stock which the undersigned is entitled to purchase in accordance with the enclosed Warrant, the undersigned requests that a New Warrant evidencing the right to purchase the shares of Common Stock not issuable pursuant to the exercise evidenced hereby be issued in the name of and delivered to:

Name:
Address:

The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable upon exercise of the within Warrant shall be made pursuant to registration of the Common Stock under the Securities Act of 1933, as amended (the “Securities Act”), or pursuant to an exemption from registration under the Securities Act.

HOLDER:

Name:

By:
Title:
Dated:

NOTICE: The signature to the form of purchase must correspond with the name as written upon the face of the attached Warrant in every particular without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank, other than a savings bank, or by a trust company or by a firm having membership on a registered national securities exchange.

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EXHIBIT B

EZRAIDER CO.

CALL NOTICE FOR WARRANTS

TO PURCHASE COMMON SHARES

AT $2.50 PER SHARE

TO:	All holders of Common Stock Warrants ("Warrants") of EZRAIDER CO.(the "Company") issued with expiry date of _____, 2024 and exercise price of $2.50

RE:	CALL NOTICE; ACCELERATION OF EXPIRATION DATE

You are the holder of a Warrants (“Warrants”) to subscribe for, purchase, and receive shares (the “Shares”) of fully paid, non-assessable common stock shares (“Common Stock”) of EZRAIDER CO. (the "Company") at a price of $2.50 per Share (the “Exercise Price”) on the basis of one Share for each Warrant. Please be advised as follows:

1. Pursuant to the terms of Section 5 of the Warrant Agreement governing the Warranty, the Company is calling for the exercise of the Warrant in its entirety (the “Call Right”) since the price and trading volume of the Company’s common stock has exceeded $6.00 for each of the 30 consecutive Trading Days (“Measurement Period”).

2. The Company is delivering to you this irrevocable written notice (“Call Notice”) indicating that the provisions of Section 5 of the Warrant Agreement have been satisfied and that you as a Holder must exercise all, or a portion of, the Warrant prior to the Call Date as defined below.

3. The failure to comply with this Call notice will result in the forfeit and cancellation of any an exercise Shares granted to you as the holder under and covered by the Warrant.

4. If you as a Holder have not exercised all or a portion of the Shares exercisable under the Warrant by delivering a Notice of Exercise and payment therefore to the Company within 90 Trading Days after the date the Call Notice is received by the Holder (such date and time, the “Call Date”), then the Warrants for which a notice of exercise shall not have been received by the Call Date will be cancelled at 5:00 p.m. Pacific Time on ____, 20__, on the Call Date. [Insert date that is 90 days after the Call Notice is deemed to have been given to warrant holders].

5. The Company covenants and agrees that it will honor all Notices of Exercise with respect the Shares subject to this Call Notice that are tendered through 5:00 p.m. Pacific Time on ___,  20__ on the Call Date.

If you wish to exercise your Warrants to acquire Common Stock shares of the Company you must do so within the prescribed time frame. After such time the Warrants will expire and be null and void.

For further information regarding the acceleration of the Expiration Date and how to exercise Warrants,

Contact:

EZRAIDER CO.

1300 Central Ave S, Unit D, Kent, Washington 98032

Attention: Mr. Moshe Azarzar, Chief Executive Officer

Telephone: (833) 724-3378

EZRAIDER CO.

By:
Moshe Azarzar Chief Executive Officer

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ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to:

Name:
(Please Print)
Address:
(Please Print)
Dated: _______________ __, ______
Holder’s Signature:______________________
Holder’s Address:_______________________

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